Exhibit 10.1

LOAN AGREEMENT
THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of September 15, 2014, by and between TD AMERITRADE HOLDING CORPORATION, a Delaware corporation (hereinafter “Borrower”), and, solely for purposes of Article 10 hereof, each of THINKTECH, INC., a Delaware corporation (hereinafter “ThinkTech”) and TD AMERITRADE ONLINE HOLDINGS CORP., a Delaware corporation (hereinafter “Online”), and FIRST NATIONAL BANK OF OMAHA, a national banking association (hereinafter “Lender”).
RECITALS:
A.    Borrower desires to obtain credit from Lender upon the terms and conditions set forth in this Agreement.
B.    Lender is willing, subject to and upon the terms and conditions hereafter set forth, to extend credit to Borrower.
NOW, THEREFORE, in consideration of the mutual covenants and agreements, terms and conditions hereinafter set forth, the parties hereby agree as follows:
ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS
1.1    Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):
(a)    Additional Costs has the meaning specified in Section 2.6.
(b)    Affiliate means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
(c)    Agreement means this Loan Agreement.
(d)    Agreement Value means, for each Hedge Agreement, on any date of determination, an amount determined by Borrower in the exercise of its reasonable business judgment equal to the amount, if any, that would be payable by any Credit Party or any of its Subsidiaries to its counterparty to such Hedge Agreement in accordance with its terms as if (a) such Hedge Agreement was being terminated early on such date of determination, (b) such Credit Party or Subsidiary was the sole “Affected Party” and (c) Borrower was the sole party determining such payment amount pursuant to the provisions of the ISDA Master Agreement.
(e)    Anti-Corruption/Anti-Money Laundering Laws means all laws, rules and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or anti-money laundering.
(f)    Approved Fund has the meaning assigned to such term in Section 9.9.

(g)    Attorney Costs means reasonable fees, charges and out-of-pocket disbursements of one law firm acting as counsel for Lender in connection with the Loan Documents and any additional special counsel to Lender engaged after consultation with Borrower.
(h)    Board means the Board of Governors of the Federal Reserve System of the United States of America.
(i)    Borrower has the meaning specified in the introductory paragraph to this Agreement.
(j)    Broker-Dealer Subsidiary means any Subsidiary of any Credit Party that (a) is a “registered broker and/or dealer” under the Securities Exchange Act or under any similar foreign law or regulatory regime established for the registration of brokers and/or dealers of securities and/or (b) is required to be registered under the Commodity Exchange Act or under any similar regulatory regime established for the registration of operators, merchants, brokers and/or dealers of commodities, including, but not limited to, future commissions merchants, introducing brokers and commodity pool operators.
(k)    Business Day means any day (other than Saturday, Sunday or a legal holiday) on which banks in Omaha, Nebraska and New York, New York are open for commercial business.
(l)    Capitalized Lease Obligations of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that, for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the date hereof and any similar lease entered into as of the date hereof by such Person shall be accounted for as an operating lease and not a Capitalized Lease Obligation.
(m)    CFC means an entity that is a controlled foreign corporation of Borrower under Section 957 of the Internal Revenue Code.
(n)    Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary,(i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
(o)    Change of Control means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act and the rules of the Securities Exchange Commission thereunder as in effect on the date hereof) other than The Toronto-Dominion Bank and its Subsidiaries, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated.
(p)    Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder.
(q)    Collateral means all property of ThinkTech in which Lender has or is intended to have a security interest to secure the payment and performance of the Obligations pursuant to the Deed of Trust, including without limitation, the Property.
(r)    Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
(s)    Competitor has the meaning ascribed to such term in the Syndicated Credit Agreement.
(t)    Consolidated refers to the consolidation of accounts in accordance with GAAP.
(u)    Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
(v)    Credit Parties means Borrower and the Guarantors.
(w)    “Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all payment obligations of such Person for the deferred purchase price of property or services (other than trade payables not more than 60 days past due incurred in the ordinary course of such Person’s business), (c) all payment obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all payment obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all payment obligations of such Person as lessee under Capitalized Lease Obligations, (f) all payment obligations of such Person as an account party under acceptance or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of

Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all payment obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guaranteed Debt of such Person, (j) all obligations of such Person in respect of non-contingent reimbursement obligations pursuant to letters of credit and (k) all indebtedness and other payment obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations; provided that, if such Person has not assumed or otherwise become liable in respect of such Debt or other payment obligations, such indebtedness or payment obligations shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination.
(x)    Deed of Trust means the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement to be executed by ThinkTech and delivered to Lender pursuant to Article 3.
(y)    Environmental Action means any action, suit, demand, demand letter, claim, notice of non compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (i) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (ii) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
(z)    Environmental Laws means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or any binding judicial or agency interpretation, policy or guidance having the force or effect of law and relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.
(aa)    Environmental Permit means any permit, approval, identification number, license or other authorization required under any Environmental Law.
(bb)    Equity Interests means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
(cc)    ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.
(dd)    ERISA Affiliate means any Person that for purposes of Title IV of ERISA is a member of the controlled group of Borrower or any Guarantor, or under common control with Borrower or any Guarantor, within the meaning of Section 414 of the Internal Revenue Code.
(ee)    ERISA Event means (i)(A) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (B) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (ii) the application for a minimum funding waiver with respect to a Plan; (iii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iv) the cessation of operations at a facility of Borrower or any Guarantor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (v) the withdrawal by Borrower or any Guarantor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (vi) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (vii) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan; or (viii) the failure of any insured medical Plan to satisfy the non‑discrimination requirements of Section 105 of the Code.
(ff)    Event of Default has the meaning specified in Section 7.1.
(gg)    Financial Officer means the chief financial officer, principal accounting officer, treasurer or controller of Borrower.
(hh)    Fiscal Quarter means any fiscal quarter of a fiscal year of Borrower and its Consolidated Subsidiaries.
(ii)    Fiscal Year means a fiscal year of Borrower and its Consolidated Subsidiaries ending on the last day of September in any calendar year.
(jj)    GAAP means generally accepted accounting principles in the United States of America.
(kk)    Governmental Authority means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, including, without limitation, any self-regulatory organization as defined in Section 3(a)(26) of the Securities Exchange Act, whether federal, state, provincial, territorial, local or foreign.
(ll)    Governmental Authorization means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

(mm)    Guaranteed Debt means, with respect to any Person, any payment obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the payment obligation of a primary obligor, (ii) the payment obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (iii) any payment obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
(nn)    Guaranteed Obligations has the meaning assigned to such term in Section 10.1(a).
(oo)    Guarantor means ThinkTech and Online Holdings.
(pp)    Guaranty means the Guaranty of Guarantors set forth in Article 10 of this Agreement.
(qq)    Hazardous Materials means (i) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (ii) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
(rr)    Hedge Agreements means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.
(ss)    Index Debt means senior, unsecured, long‑term indebtedness for borrowed money of Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
(tt)    Lender has the meaning specified in the introductory paragraph to this Agreement.

(uu)    Lien means any lien, security interest or other charge of any kind, or any other type of preferential arrangement intended to have the effect of a lien or security interest, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
(vv)    Loan Documents means this Agreement, the Notes, the Deed of Trust and the Guaranty.
(ww)    Loans means the Term Loan and any other loan now or hereafter made from Lender to Borrower which is governed by the terms of this Agreement, collectively, and Loan means any of the Loans individually.
(xx)    Material Adverse Effect means any event that could reasonably be expected to have a material adverse effect on (i) the business, financial condition, or results of operations of Borrower and its Subsidiaries, taken as a whole, since September 30, 2013, (ii) the rights and remedies of Lender under any Loan Document, (iii) the ability of the Credit Parties, taken as a whole, to perform their obligations under any Loan Document, or (iv) the Collateral, taken as a whole, or the Liens in favor of Lender on such Collateral or the perfection or priority of such Liens, taken as a whole.
(yy)    Multiemployer Plan means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate has contributed or has had an obligation to contribute.
(zz)    Notes means the Term Note, and Note means any of the Notes, individually.
(aaa)    Obligations means (i) any and all sums from time to time due from Borrower to Lender arising under or in connection with the Loans or the Loan Documents, and the full and complete performance of all agreements executed or delivered by Borrower and Guarantors in connection therewith, all as same may be amended, modified or extended from time to time, (ii) all advances made by Lender to discharge taxes or levies on, or made for repairs to, maintenance of, or insurance on, the Collateral as and when provided for in this Agreement or the Deed of Trust, and (iii) all costs and expenses incurred in the collection of the foregoing, including Attorney Costs, in each of case of (i) – (ii), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
(bbb)    Online Holdings has the meaning specified in the introductory paragraph to this Agreement.
(ccc)    Participant has the meaning set forth in Section 9.9.
(ddd)    Participant Register has the meaning set forth in Section 9.9.
(eee)    Patriot Act has the meaning set forth in Section 9.1.
(fff)    PBGC means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

(ggg)    Permitted Encumbrances means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(i)    Liens for unpaid utilities and for taxes, assessments and governmental charges or levies to the extent not yet due or otherwise not required to be paid under Section 5.1(b);
(ii)    Liens imposed by law, such as landlords’, materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently prosecuted and (ii) individually or together with all other Permitted Encumbrances outstanding on any date of determination do not materially adversely affect the use of the property to which they relate;
(iii)    pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance or other social security or employment laws or regulations or similar legislation or to secure public, statutory or regulatory obligations;
(iv)    deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(v)    Liens securing judgments for the payment of money not constituting a “Default” (as defined in the Syndicated Credit Agreement) under Section 6.01(g) of the Syndicated Credit Agreement, securing appeal or other surety bonds related to such judgments;
(vi)    easements, rights of way, covenants, zoning, use restrictions and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;
(vii)    any interest or title of a lessor, sublessor, licensee or licensor under any operating lease or license agreement entered into in the ordinary course of business and not interfering in any material respect with the business of Borrower or any of its Subsidiaries;
(viii)    banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions in the ordinary course of business; and
(ix)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into in the ordinary course of business.

(hhh)    Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
(iii)    Plan means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
(jjj)    Preferred Interests means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.
(kkk)    Property means the land, together with all buildings and other improvements, fixtures and other property of every kind and character and description owned by ThinkTech and attached to the land generally described as 1811 E. Renner Road Richardson, Collin County, Texas and legally described on Exhibit 1.1(kkk) attached hereto.
(lll)    Purchase Agreement means that certain Purchase and Sale Agreement dated as of July 24, 2014, between Richardson PDC 2, L.P., a Texas limited partnership and ThinkTech, as such agreement may be amended, restated or otherwise modified from time to time.
(mmm)    Redeemable means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.
(nnn)    Register has the meaning set forth in Section 9.9.
(ooo)    Related Parties means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
(ppp)    Sanctioned Country means, at any time, a country or territory that is the subject or target of any Sanctions.
(qqq)    Sanctioned Person means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or any EU member state, (ii) any Person operating, organized or resident in a Sanctioned Country or (iii) any Person controlled by any such Person.
(rrr)    Sanctions means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the

Treasury or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
(sss)    Securities Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.
(ttt)    Significant Subsidiary means, at any time, a Subsidiary of Borrower that is a “significant subsidiary” as defined in Rule 1.02(w) of Regulation S-X of the Securities and Exchange Commission, determined based upon Borrower’s most recent consolidated financial statements for the most recently completed Fiscal Year as set forth in Borrower’s Annual Report on Form 10-K (or 10-K-A) filed with the Securities and Exchange Commission; provided that in the case of a Subsidiary formed or acquired as of the date hereof, the determination of whether such Subsidiary is a Significant Subsidiary shall be made on a pro forma basis based on Borrower’s most recent consolidated financial statements for the most recently completed fiscal quarter or Fiscal Year, as applicable, as set forth in Borrower’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K (or 10-K-A), as applicable, filed with the Securities Exchange Commission.
(uuu)    Single Employer Plan means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of Borrower or any Guarantor or any ERISA Affiliate and no Person other than Borrower or any Guarantor and the ERISA Affiliates or (ii) was so maintained and in respect of which Borrower or any Guarantor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
(vvv)    Solvent means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
(www)    Subordinated Obligations has the meaning assigned to such term in Section 10.5.
(xxx)    Subsidiary of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
(yyy)    Surviving Debt has the meaning ascribed to such term in the Syndicated Credit Agreement.
(zzz)    Syndicated Credit Agreement means that certain Credit Agreement dated as of June 11, 2014, by and among Borrower, Online Holdings, as guarantor, Lenders from time to time party thereto, Bank of America, N.A., as syndication agent, Barclays Bank PLC, U.S. Bank National Association and Wells Fargo Bank, National Association, each as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent (as such agreement may be amended, restated or otherwise modified from time to time).
(aaaa)    Taxes means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
(bbbb)    Term Loan has the meaning specified in Section 2.1.
(cccc)    Term Note means the Promissory Note to be executed by Borrower and delivered to Lender pursuant to Section 2.1, in substantially the form of Exhibit 1.1(cccc).
(dddd)    ThinkTech has the meaning specified in the introductory paragraph to this Agreement.
(eeee)    UCC means the Uniform Commercial Code as in effect from time to time in the State of Nebraska.
(ffff)    Unmatured Event of Default means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
(gggg)    Withdrawal Liability means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
1.2    Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies Lender that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. All terms of an accounting or financial nature shall be construed, and all computations of amounts and ratios shall be made without giving effect to any treatment of indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Staff Position APB 14-1 to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under

FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Debt or other liabilities of Borrower or any Subsidiary at “fair value” as defined therein.
1.3    Pro Forma Calculations. All pro forma computations required to be made hereunder giving effect to any acquisition, investment, sale, disposition, merger or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event.
ARTICLE 2
LOANS
2.1    Term Loan. Lender agrees, on the terms and subject to all of the conditions of this Agreement, to make a term loan to Borrower in an aggregate principal amount not to exceed $68,500,000.00 (the “Term Loan”). The Term Loan shall be evidenced hereby and by the Term Note and shall be subject to the additional terms set forth in this Section 2.1.
(a)    Interest Rate on Term Loan. Interest shall accrue on the outstanding and unpaid principal balance of Term Loan at the rate set forth in the Term Note. Interest shall be computed on the basis of actual number of days elapsed over the period of a 360‑day year.
(b)    Payments of Principal and Interest on Term Loan. Principal and interest shall be due and payable on the Term Loan as provided in the Term Note.
(c)    Use of Proceeds. Borrower hereby acknowledges and agrees that the proceeds of the Term Loan shall be used exclusively as described on Schedule 2.1(c) attached hereto.
(d)    Voluntary Prepayment. Borrower shall have the right to prepay any principal or interest under the Term Loan without penalty or other cost.
2.2    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under the Loans or under any Loan Document exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. In the event that such a court determines that Lender has charged or received interest under any Loan or under any other Loan Document in excess of the highest applicable rate, Lender shall apply such excess to any other Obligations then due and payable, whether principal, interest, fees or otherwise, and shall refund the remainder of such excess interest, if any, to Borrower, and such rate shall automatically be reduced to the maximum rate permitted by such law.
2.3    Form and Application of Payments. All payments of principal and interest under the Loans shall be payable in immediately available funds and in lawful money of the United States of America at Lender’s address set forth in Section 9.6 or at such other address as may be designated by Lender in writing. All payments shall be applied first to any unpaid fees and expenses, then to unpaid interest and thereafter to outstanding principal in the inverse order of maturity and to any other amounts due to Lender.

2.4    Payment on Non Business Days. Whenever any payment to be made under the Loans or under any Loan Document shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due on the Loans or fees under the Loan Documents, as the case may be.
2.5    Upfront Administrative Fee. An upfront administrative fee of $85,625.00 shall be due and payable to Lender concurrently with the execution of this Agreement by Borrower and Lender.
2.6    Additional Costs.
(a)    General. Borrower shall pay directly to Lender such amounts as Lender may reasonably determine to be necessary to compensate Lender for any increase in documented costs incurred by Lender in making or maintaining the Loans, or any reduction in any amount receivable by Lender in respect of the Loans (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Change in Law which: (i) changes the basis of taxation of any amounts payable to Lender under the Loans or the Loan Documents (other than taxes imposed on the gross or net income, profits or revenue (including value-added or similar taxes) of Lender); (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Lender (including the Loans); or (iii) imposes any other condition affecting the Loans or any Loan Documents (or of any such extensions of credit or liabilities). Lender agrees to give Borrower 15 days notice prior to the imposition of any such Additional Costs described in this Section 2.6(a), provided that the imposition of such costs on Lender is not effected immediately (and if such imposition of costs is effected immediately, Lender shall notify Borrower promptly) and Borrower shall pay such imposition within 30 days from Lender’s delivery of notice to Borrower of such imposition.
(b)    Capital Costs. Without limiting the effect of the foregoing provisions of this Section 2.6 (but without duplication), Borrower shall pay directly to Lender such amounts as Lender may determine to be necessary to compensate Lender for any increase in documented costs which it determines are attributable to the maintenance of capital by Lender or any parent company of Lender pursuant to any Change In Law (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of Lender to a level below that which it could have achieved but for such Change In Law). Lender agrees to give Borrower 15 days prior notice regarding payment of costs described in this Section 2.6(b), provided that the imposition of such costs on Lender is not effected immediately (and if such imposition of costs is effected immediately, Lender shall notify Borrower promptly).
(c)    Determinations, Allocations and Payment on Additional Costs. Determinations and allocations by Lender for purposes of this Section 2.6, as certified by Lender to Borrower, shall be conclusive, provided that such determinations and allocations are made on a reasonable non-discriminatory basis consistent with other similarly situated customers of Lender. Any such certificate shall be accompanied by a detailed explanation of the circumstances or event that resulted in such a claim for compensation under this

Section 2.6. Borrower shall not be required to compensate Lender pursuant to this Section 2.6 for any increased costs or reductions incurred more than 180 days prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
ARTICLE 3
CONDITIONS OF LENDING
3.1    Conditions Precedent to Funding Term Loan. As conditions precedent to the funding of the Term Loan, Lender shall have received from Borrower or the Guarantors, on or before the day of such funding, all of the following, each dated (unless otherwise indicated) such day, in form and substance reasonably satisfactory to Lender:
(a)    This Agreement and the other Loan Documents, each properly executed on behalf of Borrower and Guarantors, as the case may be.
(b)    A certificate of the secretary or assistant secretary of Borrower as to (i) resolutions of its directors, then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by Borrower; (ii) the incumbency and signatures of Borrower’s officers authorized to act with respect to this Agreement and the other Loan Documents to be executed by Borrower (upon which certificate Lender may conclusively rely until it shall have received a further certificate from the secretary or assistant secretary of Borrower cancelling or amending such prior certificate, which further certificate shall be reasonably satisfactory to Lender); and (iii) copies of Borrower’s Party’s charter and bylaws (certified by the Secretary of State of Borrower’s State of organization on a date reasonably acceptable to Lender);
(c)    A current Certificate of Good Standing for Borrower and each Guarantor from the Secretary of State of Borrower’s and each Guarantor’s State of incorporation and each state where Borrower and each Guarantor is qualified as a foreign corporation;
(d)    A certificate of the secretary or assistant secretary of each Guarantor as to (i) resolutions of its directors, then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Guarantor; (ii) the incumbency and signatures of each Guarantor’s officers authorized to act with respect to each Loan Document to be executed by each Guarantor (upon which certificate Lender may conclusively rely until it shall have received a further certificate from the secretary or assistant secretary of such Guarantor cancelling or amending such prior certificate, which further certificate shall be reasonably satisfactory to Lender); and (iii) copies of each Guarantor’s charter and bylaws (certified by the Secretary of State of each Guarantor’s State of incorporation on a date reasonably acceptable to Lender);
(e)    An opinion of counsel to Borrower and Guarantors in form reasonably acceptable to Lender providing that the Deed of Trust creates a valid and enforceable lien against the Property, including the leases and rents relating thereto;

(f)    Evidence reasonably acceptable to Lender that closing under the Purchase Agreement has occurred or will occur concurrently with the closing under this Agreement;
(g)    A commitment from a title company to issue a loan policy of title insurance (TLTA Form t-2) to Lender, or such other form as Lender shall reasonably approve, for the full amount of the Loans containing an EPA endorsement (if available) and any and all endorsements as Lender may reasonably require with Lender’s insurable interest subject only to those exceptions as Lender shall approve in its reasonable discretion;
(h)    An ALTA/ACSM Land Title Survey and Certification of the Property, meeting the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys adopted by the ALTA, ACSM and NSPS in 2011, prepared by a land surveyor duly registered and in good standing in the State of Texas, certified to Borrower, Lender and the title company and containing such Optional Survey Responsibilities and Specifications as reasonably required by Lender;
(i)    Reserved;
(j)    A Phase I Environmental Site Assessment for the Property prepared according to the most recently promulgated ASTM standard, either naming Lender as a reliance party or certified to Lender;
(k)    Evidence reasonably acceptable to Lender that the Property is not in a flood zone, or proof reasonably satisfactory to Lender that Borrower has obtained the legally required level of flood insurance for the Property as provided in the Deed of Trust;
(l)    Reasonably acceptable evidence (including certificates, endorsements, riders, copies of policies and/or an appropriate letter from Borrower’s insurance broker(s) or underwriters(s)) that all insurance policies, coverages and riders required pursuant to this Agreement or any other Loan Documents are in effect;
(m)    Lien, tax, judgment, bankruptcy, and such similar searches as reasonably required by Lender, together with, in the case of certified copies of UCC search reports dated a date reasonably near to the date of this Agreement, a list of all effective financing statements which name Borrower (under its present name and any previous names) as debtor, together with copies of such financing statements;
(n)    Each document (including UCC financing statements) required by the Deed of Trust or under applicable law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender, perfected Liens on the Collateral, prior to any other Liens (other than Permitted Encumbrances), in proper form for filing, registration or recording;
(o)    Borrower shall have paid the upfront administrative fee and all out-of-pocket costs and expenses, including without limitation, Attorney Costs and expenses, incurred by Lender in connection this Agreement and the Loan Documents and all related documentation, recording or filing fees, in each case to the extent a written invoice therefor shall have been received by Borrower not less than two (2) Business Days prior to the date of this Agreement; provided, however, the failure of Borrower to receive an invoice for any costs or expenses contemplated by this Agreement within the time frame prescribed herein will not release Borrower of its obligation to pay said cost or expense; and
(p)    Such other commercially reasonable documents, instruments or agreements from Borrower or Guarantor as may be reasonably requested by Lender.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants as of the date hereof to Lender as follows:
4.1    Company Existence. Each Credit Party and each of its Subsidiaries (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and (to the extent applicable in the jurisdiction of its formation) in good standing under the laws of the jurisdiction of its formation, (b) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (c) has all requisite corporate, limited liability company or partnership (as applicable) power and authority (including, without limitation, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted.
4.2    Reserved.
4.3    Authorization; Noncontravention. The execution, delivery and performance by each Credit Party of each Loan Document to which it is or is to be a party, and the consummation of the financing transactions evidenced by each Loan Document to which it is a party, are within such Credit Party’s corporate, limited liability company or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action, and do not (a) contravene such Credit Party’s charter, bylaws, limited liability company agreement, partnership agreement or other constituent documents, (b) violate any law, rule, regulation (including, without limitation, Regulation X of the Board), order, writ, judgment, injunction, decree, determination or award, (c) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any loan agreement, indenture, mortgage, deed of trust, material lease or other material contract or instrument binding on or affecting any Credit Party, any of its Subsidiaries or any of their properties or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Credit Party or any of its Subsidiaries.
4.4    Governmental Approvals. No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (a) the due execution, delivery, recordation, filing or performance by any Credit Party of any Loan Document to which it is or is to be a party, or for the consummation of the financing transactions described herein or (b) the exercise by Lender of its rights under the Loan Documents, except for (i) the filing of UCC financing statements and recordation of the Deed of Trust and (ii) such as have been made or obtained and are in full force and effect.

4.5    Legal Agreements of Borrower. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Credit Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Credit Party party thereto, enforceable against such Credit Party in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.6    Litigation. Except as set forth in the financial statements referred to in Section 4.7, there is no action, suit, investigation, litigation or proceeding affecting any Credit Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of any Credit Party, threatened before any Governmental Authority or arbitrator that (a) could reasonably be expected to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the financing transactions evidenced hereby and by the other Loan Documents.
4.7    Financial Statements. The audited Consolidated balance sheet of Borrower and its Subsidiaries as at September 30, 2013, and the related audited Consolidated statement of income and audited Consolidated statement of cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, copies of which have been made available to each Lender, fairly present in all material respects the Consolidated financial condition of Borrower and its Subsidiaries as at such date and the Consolidated results of operations of Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis. The unaudited Consolidated balance sheet of Borrower and its Subsidiaries as at June 30, 2014, and the related unaudited Consolidated statement of income and unaudited Consolidated statement of cash flows of Borrower and its Subsidiaries for the fiscal quarter then ended fairly present in all material respects the Consolidated financial condition of Borrower and its Subsidiaries as at such date and the Consolidated results of operations of Borrower and its Subsidiaries for the period ended on such date (subject to normal year end audit adjustments), all in accordance with GAAP applied on a consistent basis. The unaudited Consolidated balance sheet of Borrower and its Subsidiaries as at June 30, 2014, and the related unaudited Consolidated statement of income and unaudited Consolidated statement of cash flows of Borrower and its Subsidiaries for the fiscal quarter then ended fairly present in all material respects the Consolidated financial condition of Borrower and its Subsidiaries as at such date and the Consolidated results of operations of Borrower and its Subsidiaries for the period ended on such date (subject to normal year end audit adjustments), all in accordance with GAAP applied on a consistent basis. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Since June 30, 2014, there has been no Material Adverse Effect.
4.8    Reserved.
4.9    Information. None of the reports, financial statements, certificates or other written information, other than forward-looking information (including any projections) and information of a general economic or general industry nature, furnished by or on behalf of Borrower to Lender in connection with the negotiation of this Agreement or delivered or made available hereunder (as modified or supplemented by other information so furnished, and all filings of Borrower or any of its Subsidiaries that have been made with the Securities and Exchange Commission), taken as a whole, when furnished contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.
4.10    Reserved.
4.11    Investment Company. No Credit Party is, nor is any Credit Party required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended. Neither the making of any Loans, nor the application of the proceeds or repayment thereof by Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such act or any rule, regulation or order of the Securities and Exchange Commission thereunder.
4.12    Solvency. Borrower and its Subsidiaries are, taken as a whole, Solvent.
4.13    ERISA.
(a)    No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to result in a Material Adverse Effect.
(b)    Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Single Employer Plan, copies of which have been filed with the Internal Revenue Service and will be made available to Lender upon a written request to Borrower, is complete and accurate in all material respects and fairly presents the funding status of such Single Employer Plan.
(c)    Neither any Credit Party nor any ERISA Affiliate has incurred or to the knowledge of any Credit Party or ERISA Affiliate, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect.
(d)    Neither any Credit Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the knowledge of any Credit Party or ERISA Affiliate, no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.
4.14    Properties. The operations and properties of each Credit Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, and, to Borrower’s knowledge, no circumstances exist that could form the basis of an Environmental Action against any Credit Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect.
4.15    Taxes. Each Credit Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all Federal and State and other material Tax returns required to be filed by it and has paid all Taxes due, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
4.16    Anti-Corruption.
(a)    Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption/Anti-Money Laundering Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption/Anti-Money Laundering Laws and applicable Sanctions in all material respects. None of (i) Borrower, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of Borrower, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption/Anti-Money Laundering Laws or applicable Sanctions.
(b)    Borrower shall not, and the respective directors, officers, employees and agents of Borrower and its Subsidiaries shall not use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value to any Person, to obtain or retain business, or to secure any improper advantage to any Person, or to engage in money laundering or terrorist finance, in each case in violation of any Anti-Corruption/Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
ARTICLE 5
AFFIRMATIVE COVENANTS
Borrower covenants and agrees that, until the Obligations are paid in full or otherwise fully performed, and Lender’s commitment hereunder is terminated, unless specifically waived in writing by Lender, Borrower shall:
5.1    Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain (a) its legal existence and legal structure and (b) to the extent material to the conduct of the business of Borrower and its Subsidiaries taken as a whole, its rights (charter and statutory), permits, licenses, approvals, privileges and franchises except, in the case of its Subsidiaries that are not Credit Parties, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that Borrower and its Subsidiaries may consummate any merger, consolidation, liquidation or dissolution permitted under Section 6.1 or any sale, transfer or other disposition permitted under Section 6.2.

5.2    Reporting Requirements. Furnish to Lender:
(a)    Default Notice. As soon as possible and in any event within two (2) Business Days after Borrower becomes aware of the occurrence of each Event of Default, Unmatured Event of Default, or any event, development or occurrence that could reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, a statement of a Financial Officer of Borrower setting forth details of such Event of Default, Unmatured Event of Default or event, development or occurrence and the action that Borrower has taken and proposes to take with respect thereto.
(b)    Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for Borrower and its Subsidiaries, including therein a Consolidated balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by (i) an opinion as to such audit report of Ernst & Young LLP or other independent public accountants of nationally recognized standing and (ii) if prepared, a report of such independent public accountants as to Borrower’s internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, in each case certified by such accountants without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, provided that to the extent different components of such Consolidated financial statements are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such Consolidated financial statements; together with (x) a certificate of a Financial Officer of Borrower stating that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if an Event of Default or Unmatured Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that Borrower has taken and proposes to take with respect thereto and (y) a schedule in substantially the form of Exhibit B to the Syndicated Credit Agreement of the computations used by Borrower in determining in compliance with the covenants contained in Section 5.3 of this Agreement.
(c)    Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a Consolidated balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Quarter and a Consolidated statement of income and a Consolidated statement of cash flows of Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Financial Officer of Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if an Event of Default or Unmatured Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that Borrower has taken and proposes to take with respect thereto and (ii) a schedule in substantially the form of Exhibit B to the Syndicated Credit Agreement of the computations used by Borrower in determining in compliance with the covenants contained in Section 5.3 of this Agreement.
(d)    Litigation. Promptly after the commencement thereof, notice of the commencement of any action, suit, litigation or proceeding before any Governmental Authority affecting Borrower, any Guarantor or any of their Subsidiaries, including any Environmental Action, that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the financing transactions evidenced hereby and by the other Loan Documents.
(e)    ERISA.
(i)    ERISA Events and ERISA Reports. Promptly and in any event within 10 days after (A) Borrower, any Guarantor or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, which could reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of Borrower describing such ERISA Event and the action, if any, that Borrower, any Guarantor, or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) Lender makes a written request to Borrower for any records, documents or other information furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.
(ii)    Plan Terminations. Promptly and in any event within ten (10) Business Days after receipt thereof by Borrower, any Guarantor or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan under Section 4042 of ERISA.
(iii)    Plan Annual Reports. Promptly and in any event within thirty (30) days after the written request by Lender to Borrower, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the IRS with respect to each Single Employer Plan.
(iv)    Multiemployer Plan Notices. Promptly and in any event within ten (10) Business Days after receipt thereof by Borrower, any Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such by Borrower, any Guarantor or any ERISA Affiliate in connection with any event described in clause (A) or (B), but only if such liability under (A), (B) or (C) could reasonably be expected to result in a Material Adverse Effect.

(f)    Ratings. Promptly after Moody’s or S&P shall have announced a change in the rating established for the Index Debt, written notice of such rating change.
(g)    Publicly Available Information. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Borrower or any Subsidiary with the Securities and Exchange Commission, or any governmental authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Borrower to its shareholders generally, as the case may be. Filing of any such report, proxy statement or other material on the Securities and Exchange Commission’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.2(g).
(h)    Notices under Syndicated Credit Agreement. Copies of all notices received or sent by Borrower under the Syndicated Credit Agreement, if, and only if, Lender is not a lender thereunder.
(i)    Other Information. Such other information respecting the business, financial condition or results of operations of Borrower, any Guarantor or any of their Subsidiaries as Lender, may from time to time reasonably request.
Financial statements required to be delivered pursuant to Sections 5.2(b) or 5.2(c) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) or Section 5.2(g) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower files such documents on the Securities and Exchange Commission’s EDGAR system (or any successor thereto) or any other publicly available database maintained by the Securities and Exchange Commission, or provides a link thereto on Borrower’s website on the Internet, to which Lender has access; or (ii) on which such documents are posted on Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which Lender and has access (whether a commercial, third-party website or whether sponsored by Lender); provided that upon the written request of Lender, Borrower shall deliver paper copies of such documents to Lender. So long as Lender is a lender under the Syndicated Credit Agreement, any information, notice, document, report or statement provided by or deemed provided by Borrower under Sections 5.03, 5.04 and 9.04 of the Syndicated Credit Agreement shall be deemed to be delivered to Lender hereunder without any further action of Borrower.
5.3    Financial Covenants. Maintain the financial covenants described in Section 5.04 of the Syndicated Credit Agreement, and such financial covenants, the defined terms in the Syndicated Credit Agreement relating thereto, are hereby incorporated herein by reference, mutatis mutandis.
5.4    Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice, permit Lender, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and any of its Subsidiaries with any of their officers and with their independent certified public accountants; provided that representatives of Borrower shall have the opportunity to be present at any meeting with its independent accountants; provided further that unless (a) an Event of Default has occurred and is continuing or (b) Lender reasonably believes an event has occurred that has a Material Adverse Effect, (i) Lender limit the exercise of such rights to one time per Fiscal Year, and (ii) neither Borrower nor any of its Subsidiaries shall be required to pay or reimburse any costs and expenses incurred by Lender in connection with the exercise of such rights.
5.5    Reserved.
5.6    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.7    Keeping of Books. (a) Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which true and correct entries shall be made of all material financial transactions and the assets and business of Borrower and each such Subsidiary and (b) maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and maintained in conformity, in all material respects, with GAAP in effect from time to time.
5.8    Further Assurances.
(a)    Promptly upon request by Lender, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document to which it is a party or in the execution or acknowledgment thereof, and
(b)    Promptly upon request by Lender, do, execute, acknowledge, deliver, any and all such further acts and other instruments as Lender may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents, and cause each of its Subsidiaries to do so.
5.9    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders that are material to the conduct of the business of Borrower and its Subsidiaries taken as a whole, such compliance to include, without limitation, compliance with Environmental Laws and ERISA.
5.10    Anti-Corruption/Anti-Money Laundering Laws and Sanctions. Maintain in effect and enforce, and cause each of its Subsidiaries to maintain in effect and enforce, policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with any applicable Anti-Corruption/Anti-Money Laundering Laws and applicable Sanctions.
5.11    Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all material Taxes imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to pay or discharge any such Tax or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

5.12    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance in such amounts and covering such risks, and with such deductibles or self-insurance retentions, as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower or such Subsidiary operates.
ARTICLE 6
NEGATIVE COVENANTS
Borrower covenants and agrees that, until the Obligations are paid in full or otherwise fully performed, and Lender’s commitment hereunder is terminated, Borrower shall not, unless specifically waived in writing by Lender:
6.1    Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:
(a)    any Subsidiary of Borrower may merge into or consolidate with Borrower or any other Subsidiary of Borrower; provided that (i) in the case of any such merger or consolidation to which Borrower is a party, Borrower shall be the surviving entity and (ii) in the case of any such merger or consolidation in which Borrower is not a party, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of Borrower and (if a Guarantor is a party to such merger or consolidation) a Guarantor;
(b)    Borrower or any Subsidiary of Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) in the case of any such merger or consolidation to which Borrower is a party, Borrower shall be the surviving entity and (ii) in the case of any such merger or consolidation in which Borrower is not a party, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of Borrower and (if a Guarantor is a party to such merger or consolidation) a Guarantor;
(c)    as part of any sale or other disposition permitted under Section 6.2 by any Subsidiary of Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and
(d)    any Subsidiary of Borrower may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is in the best interest of Borrower and is not materially disadvantageous to Lender; provided, however, that in each case, immediately before and after giving effect thereto, no Event of Default or Unmatured Event of Default occurred and be continuing.
6.2    Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, all or substantially all of the assets of Borrower and its Subsidiaries, taken as a whole, or grant any option or other right to purchase, lease or otherwise acquire, or permit any of its Subsidiaries to grant any option or other right to purchase, lease or otherwise acquire, all or substantially all of the assets of Borrower and its Subsidiaries, taken as a whole.
6.3    Change in Nature of Business. Engage or permit any of its Subsidiaries to engage in any material line of business substantially different from those lines of business conducted by

Borrower and its Subsidiaries on the date hereof or any business substantially related, incidental or ancillary thereto.
6.4    Anti-Corruption/Anti-Money Laundering Laws and Sanctions. Borrower shall not, and the respective directors, officers, employees and agents of Borrower and its Subsidiaries shall not use, the proceeds of any Loans (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption/Anti-Money Laundering Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
6.5    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired or, except to the extent otherwise permitted under Section 6.2, assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:
(a)    Liens created under the Syndicated Credit Agreement (or related documents) and the Loan Documents;
(b)    Permitted Encumbrances;
(c)    Liens created, incurred, assumed or suffered to exist by any Broker-Dealer Subsidiary in the ordinary course of business upon assets owned by such Broker-Dealer Subsidiary or as to which such Broker-Dealer Subsidiary has rights to create Liens thereon or held for its account to secure liabilities or obligations, actual or contingent, incurred in the ordinary course of business, including Liens in favor of clearing houses, clearing brokers or other entities providing clearing services and borrowings collateralized by client assets in the ordinary course of business;
(d)    Liens securing Debt and other liabilities of Borrower or any of its Subsidiaries in an aggregate outstanding amount not to exceed at any time (x) 15% of shareholders’ equity of Borrower determined in accordance with GAAP, as shown on the most recent Consolidated balance sheet of Borrower and its Subsidiaries delivered pursuant to Sections 5.2(b) or (c), minus (y) the aggregate principal amount of any Debt (other than Debt secured by such Liens permitted under this clause (d)) of any such Subsidiaries then outstanding under Section 6.6(o); and
(e)    Liens securing Debt and other liabilities of Borrower or any of its Subsidiaries to finance the construction or acquisition of real estate or any refinancing thereof; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Debt or other liabilities (and proceeds thereof and accessions and after-acquired property affixed or incorporated into the property covered by such Lien), (ii) such Liens shall be created on or prior to or within 90 days following the date of completion of such construction or acquisition of such real estate and (iii) the amount of Debt or other liabilities secured thereby in any refinancing is not increased (other than by an amount not in excess of fees and expenses, including premiums, associated therewith).

6.6    Debt. Permit any of its Subsidiaries (other than Broker-Dealer Subsidiaries) to create, incur, assume or suffer to exist, any Debt, except:
(a)    Debt under the Syndicated Credit Agreement (or related documents) and the Loan Documents;
(b)    Surviving Debt and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Debt; provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents; provided further that the principal amount of any Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing plus accrued interest thereon and reasonable expenses and fees incurred in connection therewith, and no Credit Party or Subsidiary of a Credit Party shall be added as an additional direct or contingent obligor with respect thereto, as a result of or in connection with such extension, refunding or refinancing; and provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Credit Parties or Lender than the terms of any agreement or instrument governing any Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate;
(c)    Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates and exchange rates incurred in the ordinary course of business and consistent with prudent business practice;
(d)    Debt owed to Borrower or a wholly owned Subsidiary of Borrower;
(e)    Debt of any Person that becomes a Subsidiary of Borrower after the date hereof not in contravention of this Agreement, which Debt is existing at the time such Person becomes a Subsidiary of Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of Borrower), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any such Debt under this clause (e); provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents; provided further that the principal amount of the Debt being extended, refunded or refinanced shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing plus accrued interest thereon and reasonable expenses and fees incurred in connection therewith, and no Credit Party or Subsidiary of a Credit Party shall be added as an additional direct or contingent obligor with respect thereto, as a result of or in connection with such extension, refunding or refinancing; and provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Credit Parties or Lender than the terms of any agreement or instrument governing the Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate;
(f)    Reserved;
(g)    Debt under performance bonds, surety bonds and letter of credit obligations to provide security for worker’s compensation claims and Debt in respect of bank overdrafts not more than two days overdue, in each case, incurred in the ordinary course of business;
(h)    To the extent the same constitutes Debt, obligations in respect of working capital adjustments and/or earn-out arrangements in connection with any purchase or acquisition;
(i)    Guaranteed Debt arising in the ordinary course of business pursuant to contract or applicable law, rule or regulation with respect to the Obligations of other members of securities and commodities clearinghouses and exchanges;
(j)    To the extent constituting Guaranteed Debt, indemnification obligations and other similar obligations of Borrower and its Subsidiaries in favor of directors, officers, employees, consultants or agents of Borrower or any of its Subsidiaries extended in the ordinary course of business;
(k)    (i) unsecured Guaranteed Debt of any Subsidiary with respect to unsecured payment Obligations of Borrower and (ii) Guaranteed Debt with respect to payment Obligations of any Subsidiary; provided, that the underlying obligation related to such Guaranteed Debt in this clause (ii) is permitted under Section 6.6(c), (g), (h) or (n);
(l)    Guaranteed Debt with respect to leases in respect of real property entered into by any Broker-Dealer Subsidiary in the ordinary course of business;
(m)    Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;
(n)    Debt owing to insurance companies to finance insurance premiums incurred in the ordinary course of business; provided that each insurance company financing such insurance premiums agrees to give Lender not less than 30 days’ prior written notice before termination of any insurance policy for which premiums are being financed; and
(o)    Other Debt not otherwise permitted under this Section 6.6 in an aggregate outstanding principal amount not to exceed at any time (x) 15% of shareholders’ equity of Borrower determined in accordance with GAAP, as shown on the most recent Consolidated balance sheet of Borrower and its Subsidiaries delivered pursuant to Section 5.2(b) or (c), minus (y) the aggregate outstanding principal amount of any Debt (other than Debt permitted under this clause (o)) and other liabilities secured by Liens then existing and permitted under Section 6.5(d).
6.7    Transactions with Affiliates. Conduct, or permit any of its Subsidiaries to conduct, any transaction with any of its Affiliates except (a) on terms that are (i) in, or not inconsistent with, the best interests of Borrower and its stockholders or (ii) fair and reasonable and at least as favorable to Borrower or such Subsidiary as it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate of Borrower or such Subsidiary, (b) any Affiliate who is an individual may serve as director, officer, employee or consultant of Borrower or any of its Subsidiaries and may receive reasonable compensation and indemnification for his or her services in such capacity, (c) nonexclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property by Borrower or any of its Subsidiaries to Borrower or any of its Subsidiaries and (d) any transaction between or among Borrower and/or any of its Subsidiaries not involving any other Affiliate of Borrower.
ARTICLE 7
DEFAULT AND ENFORCEMENT
7.1    Events of Default. Each of the following shall constitute an event of default (an “Event of Default”) under this Agreement and the other Loan Documents:
(a)    Borrower shall fail to pay any principal of any Loan when the same shall become due and payable or (ii) Borrower shall fail to pay any interest on any Loan, or any Credit Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three (3) Business Days after the same shall become due and payable;
(b)    Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1 (solely with respect to the existence of Borrower or any Guarantor), 5.2, 5.3 (solely with respect to “Leverage Ratio” and “Interest Coverage Ratio”), 5.4, 5.8 and Article 6;
(c)    Failure by Borrower or Guarantors, as applicable, to comply with or to perform any covenant or other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 7.1), and such failure shall continue for a period of 30 days after the earlier of the date on which (A) any Financial Officer becomes aware of such failure of (B) written notice thereof shall have been given to Borrower by Lender; provided, however, in the case of a default under Section 5.04(b) of the Syndicated Credit Agreement, said cure period shall only be five (5) Business Days after the earlier of the date on which (A) any Financial Officer becomes aware of such failure of (B) written notice thereof shall have been given to Borrower by Lender;
(d)    Any representation or warranty made by any Credit Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made;
(e)    Any provision of any Loan Document after delivery thereof pursuant to Article 3 shall for any reason cease to be valid and binding on or enforceable against any Credit Party party to it, or any such Credit Party shall so state in writing except to the extent such Credit Party has been released from its obligations thereunder in accordance with this Agreement or such other Loan Document or such Loan Document has expired or terminated in accordance with its terms;
(f)    a Change of Control shall occur;
(g)    (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or (ii) any Credit Party shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f)(i) of this Article, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any corporate board action to authorize any of the foregoing, or
(h)    An “Event of Default” (as defined in the Syndicated Credit Agreement) under the Syndicated Credit Agreement according to its terms shall occur under the Syndicated Credit Agreement; provided, however, if such occurrence is not also an Event of Default under the other provisions of this Section 7.1, such occurrence shall be deemed cured or waived, as applicable, when and if cured or waived by or on behalf of Lender under the Syndicated Credit Agreement.
7.2    Remedies. Upon the occurrence and continuance of an Event of Default:
(a)    Lender may, by notice to Borrower, declare its commitments and obligations under the Loan Documents to be terminated, whereupon the same shall forthwith terminate;
(b)    Lender may, by notice to Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which Borrower hereby expressly waives;
(c)    Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under and in accordance with the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, Borrower will on demand assemble, or cause to be assembled, the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;
(d)    Lender may exercise and enforce its rights and remedies under the Loan Documents;
(e)    Lender may without regard to any waste, adequacy of the security or solvency of Borrower, apply for the appointment of a receiver of the Collateral, to which appointment Borrower hereby consents, whether or not foreclosure proceedings have been commenced under the Deed of Trust and whether or not a foreclosure sale has occurred; and
(f)    Lender may exercise any other rights and remedies available to it at law, in equity.
7.3    Setoff. If an Event of Default shall have occurred and be continuing, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Lender to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.
ARTICLE 8
CONSTRUCTION
Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement may be used interchangeably in singular or plural form. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. All references to sections, subsections, paragraphs, schedules and exhibits are to sections, subsections, paragraphs, schedules and exhibits in or to this Agreement unless otherwise specified. Any schedules and exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same force and effect as if set forth in the body hereof. The headings and captions of various Articles and Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation”. Any reference in this Agreement or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, restated or otherwise modified from time to time (and, in the case of any note or other instrument, to any note or instrument issued in exchange, renewal or substitution therefor). The parties hereto acknowledge that they were represented by counsel in connection with negotiation and drafting of this Agreement and that this Agreement shall not be subject to the principle of construing its meaning against the party which drafted same.
ARTICLE 9
MISCELLANEOUS
9.1    USA Patriot Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.
9.2    Reserved.
9.3    Non-Waiver. Waiver of or acquiescence by Lender in any default by Borrower, or failure of Lender to insist upon strict performance by Borrower of any warranties, agreements or other obligations contained in this Agreement shall not constitute a waiver of any subsequent or other default, failure or waiver of strict performance, whether similar or dissimilar.
9.4    Modifications. Except as otherwise provided herein, no modification of any provision of this Agreement, no approvals required from Lender and no consent by Lender to any departure therefrom by Borrower shall be effective unless such modification, approval or consent shall be in writing and signed by a duly authorized officer of Lender and Borrower, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. Notwithstanding the foregoing, so long as Lender is a lender under the Syndicated Credit Agreement, any waiver, consent, amendment or modification of or under the Syndicated Credit Agreement shall constitute a waiver, consent, amendment or modification under the applicable provisions of this Agreement and the other Loan Documents (including Section 7.1(g)), effective against Lender whether or not Lender is a “Required Lender” under (and as defined in) the Syndicated Credit Agreement for purposes of such waiver, consent, amendment or modification. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.
9.5    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
9.6    Notices. All notices and other communications provided for herein shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, postage prepaid, by prepaid overnight nationally recognized courier, or by facsimile, to the intended party at the address or facsimile number of such party set forth as follows:
If to Lender:

First National Bank of Omaha
1620 Dodge Street, Stop 1029
Omaha, NE 68102

Attn: Sean O’Connell
Fax No. ****

If to Borrower:

TD Ameritrade Holding Corporation
200 South 108th Avenue
Omaha, NE 68154
Attn: Managing Director, Treasury
Fax No.: ****

TD Ameritrade Holding Corporation
6940 Columbia Gateway Drive, Suite 200
Columbia, MD 21046
Attention: Deputy General Counsel
Fax No.: ****

If to Guarantors:

c/o TD Ameritrade Holding Corporation
200 South 108th Avenue
Omaha, NE 68154
Attn: Managing Director, Treasury
Fax No.: ****

TD Ameritrade Holding Corporation
6940 Columbia Gateway Drive, Suite 200
Columbia, MD 21046
Attention: Deputy General Counsel
Fax No.: ****

or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when delivered, (b) if sent by certified mail, 3 Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, 1 Business Day after having been given to such courier, or (d) if transmitted by facsimile, when sent. Lender or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
9.7    Rights and Remedies Cumulative. The rights and remedies of Lender under this Agreement are cumulative and are not in lieu of, but are in addition to any other rights or remedies which Lender shall have under this Agreement or any other Loan Document, or at law or in equity. No course of dealing between Lender and Borrower or any failure or delay on the part of Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of Lender and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

9.8    Expenses; Damage Waiver. Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by Lender, including Attorney Costs in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable and documented out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Credit Party or any Lender or Affiliate of Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof; provided that this shall not limit Borrower’s indemnification obligations pursuant to Section 9.15.
9.9    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
(i)    Subject to the conditions set forth in paragraph (b)(ii) below, Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of Borrower, provided that no consent of Borrower shall be required for an assignment to an Affiliate of Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee (it being understood that Borrower will be deemed to have consented to an assignment if it has not objected thereto within 5 Business Days following notice thereof).
(ii)    Assignments shall be subject to the following additional conditions:
(1)    except in the case of an assignment to an Affiliate of Lender or an Approved Fund or an assignment of the entire remaining amount of the Loans, the amount of Loans of Lender subject to each such assignment shall not be less than $5,000,000 unless Borrower otherwise consents, provided that no such consent of Borrower shall be required if an Event of Default has occurred and is continuing;
(2)    each partial assignment shall be made as an assignment of a proportionate part of all Lender’s rights and obligations under this Agreement;

(3)    Reserved;
(4)    Reserved; and
(5)    the assignee shall not be a Competitor, provided that a list of Competitors shall have been made available to Lender prior to any assignment.
For the purposes of this Section 9.9, the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) Lender, (b) an Affiliate of Lender or (c) an entity or an Affiliate of an entity that administers or manages Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment, have the rights and obligations of Lender under this Agreement, and Lender thereunder shall, to the extent of the interest assigned by such assignment, be released from its obligations under this Agreement (and, in the case of an assignment covering all of Lender’s rights and obligations under this Agreement, Lender shall cease to be a party hereto but shall continue, to the extent permitted by applicable law, to be entitled to the benefits of Sections 2.6, 9.8 and 9.15). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.9 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    Lender, acting for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each assignment delivered to it and a register for the recordation of the names and addresses of any lenders, and principal amount of the Loans owing to lenders pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice.
(v)    An assignment will be effective upon Borrower’s receipt of a duly completed assignment executed by Lender and an assignee and any written consent to such assignment required by paragraph (b) of this Section. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)    Lender may, without the consent of Borrower, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of Lender’s rights and obligations under this Agreement; provided that (A) Lender’s obligations under this Agreement shall remain unchanged, (B) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which Lender sells such a participation shall provide that Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of the type described in the first proviso to Section 9.02(b) of the Syndicated Credit Agreement that affects such Participant. Borrower agrees that, to the extent permitted by applicable law, each Participant shall be entitled to the benefits of Section 2.6 to the same extent as if it were Lender however and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.6 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.6 with respect to any participation than Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any Change in Law made subsequent to the date hereof that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.3. If Lender sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(c)    Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.
9.10    Fees and Expenses. Borrower shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Lender (including Attorney Costs and all recording and filing fees) in connection with the preparation of this Agreement and the other Loan Documents and securing the Loans. Borrower shall also pay all like costs and expenses incurred by Lender (including reasonable Attorney Costs, recording and filing fees) in connection with the preparation of any amendments, waivers, renewals or modifications of or made pursuant to this Agreement or any other Loan Document.
9.11    Reinstatement of Obligations. If at any time any payments on the Loans or any other indebtedness or liabilities owed to Lender theretofore made by Borrower must be disgorged by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), this Agreement and all other Loan Documents shall be reinstated as to all disgorged payments as though such payments had not been made and Borrower shall sign and deliver to Lender all documents and things necessary to reperfect the Lien under the Deed of Trust, if terminated.
9.12    Confidentiality.
(a)    Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (with respect to litigation brought by any Person other Lender, any Credit Party or any Lender Party, after Borrower shall have had notice thereof and the opportunity to seek a protective order or other appropriate remedy with respect thereto), (vi) subject to an agreement containing provisions no less restrictive than those of this Section to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (vii) with the consent of Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to Lender on a nonconfidential basis from a source other than Borrower. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)    LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL

NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
9.13    Conflicts with Loan Documents. In the event of any conflict between the terms and provisions of this Agreement and any other Loan Document, the terms and provisions of this Agreement shall be controlling.
9.14    Counterparts. This Agreement may be executed in any number of counterparts and by any number of counterpart signature pages, each of which shall be deemed an original with the same effect as if each of the signatures were affixed to the same instrument. Any executed counterpart signature page containing faxed signatures and/or electronically imaged signatures such as .pdf files shall constitute original signatures to this Agreement and shall be admissible as evidence of the document and the signer’s execution.
9.15    Indemnification. Borrower shall indemnify Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the other transactions contemplated hereby, (b) any Loan or the use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Action relating in any way to Borrower or any of its Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or the breach in bad faith of any of such Indemnitee’s express obligations hereunder, and provided further, that this Section 9.15 shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
9.16    Governing Law and Consent to Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN DOUGLAS COUNTY, NEBRASKA OR FEDERAL COURT IN THE DISTRICT OF NEBRASKA. BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT IN SUCH FORUM AS PROVIDED ABOVE AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE IN SUCH FORUM. BORROWER FURTHER AGREES NOT TO ASSERT AGAINST LENDER (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN A PROCEEDING INITIATED BY LENDER) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THIS AGREEMENT, LENDER’S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTIONS.

9.17    Waiver of Jury Trial. BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS OF BORROWER HEREUNDER OR LENDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.
9.18    Credit Agreement in Writing. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.
ARTICLE 10
GUARANTY
10.1    Guaranty; Limitation of Liability.
(a)    Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all the Obligations of each other Credit Party now or hereafter existing under or in respect of this Agreement and the other Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (collectively, the “Guaranteed Obligations”), and agrees to pay any and all reasonable and documented expenses (including, without limitation, reasonable and documented fees and expenses of counsel) incurred by Lender in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Credit Party to Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceedings involving such Credit Party.
(b)    Each Guarantor, and by its acceptance of this Guaranty, Lender hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations. To effectuate the foregoing intention, Lender and each Guarantor hereby irrevocably agree that the Guaranteed Obligations with respect to each Guarantor shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

10.2    Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The Guaranteed Obligations of each Guarantor under or in respect of this Guaranty are independent of the obligations of any other Credit Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Borrower or any other Credit Party or whether Borrower or any other Credit Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following (other than payment in full of the Guaranteed Obligations):
(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations of any other Credit Party, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or any of their Subsidiaries or otherwise;
(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
(d)    any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations of any Credit Party or any other assets of any Credit Party or any of their Subsidiaries;
(e)    any change, restructuring or termination of the corporate structure or existence of any Credit Party or any of their Subsidiaries;
(f)    any failure of Lender to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to Lender (each Guarantor waiving any duty on the part of Lender to disclose such information);
(g)    the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of each Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or
(h)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Lender that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or any other Credit Party or otherwise, all as though such payment had not been made.
10.3    Waivers and Acknowledgements.
(a)    Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any collateral.
(b)    Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c)    Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of each Guarantor or other rights of each Guarantor to proceed against any of the other Credit Parties or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations.
(d)    Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of Lender to disclose to each Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party or any of its Subsidiaries now or hereafter known by Lender.
(e)    Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 10.2 and this Section 10.3 are knowingly made in contemplation of such benefits.
10.4    Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Borrower or any other Credit Party that arise from the existence, payment, performance or enforcement of each of Guarantor’s Guaranteed Obligations, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Lender against Borrower or any other Credit Party or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Borrower or any other Credit Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be received and held in trust for the benefit of Lender shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) each Guarantor shall make payment to Lender of all or any part of the Guaranteed Obligations, and (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, Lender will, at each Guarantor’s request and expense, execute and deliver to each Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to each Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by each Guarantor pursuant to this Guaranty.
10.5    Reserved.
10.6    Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other payment obligations owed to such Guarantor by Borrower and each other Credit Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 10.6.
(a)    Prohibited Payments, Etc. Except during the continuance of any Event of Default under Section 7.1(a) or Section 7.1(f) of this Agreement, each Guarantor may receive regularly scheduled payments from Borrower or any other Guarantor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default under Section 7.1(a) or Section 7.1(f) of this Agreement, however, unless Lender otherwise agrees, neither Borrower nor any Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
(b)    Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Credit Party, each Guarantor agrees that Lender shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before Borrower or any other Guarantor receives payment of any Subordinated Obligations.
(c)    Turn-Over. After the occurrence and during the continuance of any Event of Default under Section 7.1(a) or Section 7.1(f) of this Agreement, each Guarantor shall, if Lender so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for Lender an deliver such payments to Lender on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of each Guarantor under the other provisions of this Guaranty.
(d)    Lender Authorization. After the occurrence and during the continuance of any Event of Default under Section 7.1(a) or Section 7.1(f) of this Agreement, Lender is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of Borrower and each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the

Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to Lender for application to the Guaranteed Obligations (including any and all Post-Petition Interest).
10.7    Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, the Loans owing to it and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise, in each case as and to the extent provided in Section 9.9. Except as expressly permitted hereunder, no Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.
[The Remainder of This Page Intentionally Left Blank and Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
BORROWER:

TD AMERITRADE HOLDING CORPORATION

By: /s/ William J. Gerber
William J. Gerber, Chief Financial Officer

GUARANTOR(S):

THINKTECH, INC.

By: /s/ William J. Gerber
William J. Gerber, Chief Financial Officer

TD AMERITRADE ONLINE HOLDINGS CORP.

By: /s/ Fredric J. Tomczyk
Fredric J. Tomczyk, President

LENDER:

FIRST NATIONAL BANK OF OMAHA

By: /s/ Sean O’Connell
Sean O’Connell, Vice President

Loan Agreement
Signature Page

Exhibit 1.1(kkk)
Property

BEING a tract of land situated in the Fountain J. Vance Survey, Abstract No. 939, in the City of Richardson, Collin County, Texas, and being all of Lot 3, Block A of Galatyn Park North, an addition to the City of Richardson, Collin County, Texas, according to the plat thereof recorded in Volume 2011, Page 204, Plat Records, Collin County, Texas.

Exhibit 1.1(cccc)
Form of Term Note

TERM NOTE

U.S. $68,500,000.00    September 15, 2014
For value received, TD AMERITRADE HOLDING CORPORATION, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of FIRST NATIONAL BANK OF OMAHA, a national banking association (the “Lender”), in lawful money of the United States of America, the principal sum of $68,500,000.00, together with interest from and after the date hereof on the unpaid principal balance outstanding at the rate set forth herein.
This Term Note (this “Note”) is the Term Note referred to in, and is issued subject to the terms and conditions of, that certain Loan Agreement among Borrower, TD Ameritrade Online Holdings Corp., ThinkTech, Inc. and Lender dated as of the date hereof (as the same may be amended, restated or otherwise modified from time to time, the “Loan Agreement”). All of the terms, covenants and conditions of the Loan Agreement are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used and not defined herein shall have the meanings set forth in the Loan Agreement.
The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the London Interbank Offered Rate (commonly known as “LIBOR”) for U.S. Dollar Deposits published by the Wall Street Journal as the “One (1) Month LIBOR Rate” (the “LIBOR Index”). The LIBOR Index is not necessarily the lowest rate charged by Lender on its loans. If the LIBOR Index becomes unavailable during the term of this loan, Lender may designate a substitute index in consultation with Borrower. Lender will tell Borrower the current LIBOR Index rate upon Borrower’s request. The interest rate change will occur as of the first (1st) calendar day of every month during the term of this Note. The interest rate will be adjusted and determined (and Lender shall give prompt notice thereof to Borrower) using the LIBOR Index as of the date that is two (2) London Banking Days prior to each interest rate change date. “London Banking Day” means any day, other than a Saturday or Sunday, on which commercial banking institutions in London, England, are generally open for business. Borrower understands that Lender may make loans based on other rates as well. Interest on the unpaid principal balance of this Note will be calculated as described below using a rate 1.375 percentage points over the LIBOR Index.
Borrower shall have the right to prepay any principal or interest under this Note without penalty or other cost.
NOTICE: Notwithstanding anything to the contrary contained herein, but subject to Section 2.2 of the Loan Agreement, under no circumstances will the interest rate on this Note exceed the maximum rate allowed by applicable law. Interest hereunder shall be computed on the basis of actual days elapsed over the period of a 360-day year. Following the occurrence and during the continuation of any Event of Default, upon written notice of such election by Lender to Borrower, the outstanding principal balance of this Note shall accrue interest at a rate per annum equal to the sum of the then current applicable interest rate as provided above plus 2.00 percentage points.

Absent an Event of Default, the principal amount plus accrued interest of this Note shall be due and payable in 20 consecutive quarterly installments, with each quarterly installment being due and payable on the 1st day of each calendar quarter, beginning January 1, 2015. The first 19 monthly installments shall each be in an amount equal to the amount necessary to fully amortize the outstanding principal amount over a period of five years, plus accrued and unpaid interest thereon (which amount shall have been invoiced by Lender to Borrower prior to any due date therefor; provided, however, Lender’s failure to invoice therefor shall not delay or excuse Borrower’s payment obligation hereunder or give rise to any claim for damages in favor of Borrower) and the last monthly installment shall be due and payable on October 1, 2019, and shall be an amount equal to the then unpaid principal balance, plus accrued interest thereon, and any other sums due under the Loan Agreement.
Upon the occurrence and during the continuation of an Event of Default, Lender shall be entitled, at its option, to declare the then outstanding principal balance and accrued interest thereon to be, and the same shall thereupon become, immediately due and payable in the manner and with the effect provided in the Loan Agreement.
Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to or guarantor of this Note, waivers and any other modifications that may be granted or consented to by Lender from time to time in respect of the time of payment or any other provision of this Note.
This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nebraska without regard to conflict of laws principles.
IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized representative as of the date first above written.
TD AMERITRADE HOLDING CORPORATION

By:
William J. Gerber, Chief Financial Officer

Schedule 2.1(c)
Use of Proceeds

To finance the acquisition of the Property and for payment of closing costs and other expenses in connection therewith, including without limitation, costs and expenses incurred in connection with the Loan.